                                                                    Exhibit 3(1)


                          DYNAMIC DIGITAL DEPTH USA INC


                                     - and -


                             VIDEO APPLICATIONS INC







                -------------------------------------------------

                           MEMORANDUM OF UNDERSTANDING

                -------------------------------------------------



                                  8th June 1999





                                Solomon Brothers
                                Solicitors
                                Level 40
                                Exchange Plaza
                                2 The Esplanade
                                PERTH  WA  6000

                                Tel:     9221 5888
                                Fax:     9221 5955
                                Ref:     PFF/

THIS AGREEMENT is made the    day of June   1999

BETWEEN

DYNAMIC DIGITAL DEPTH USA INC a company incorporated under the laws of Delaware and having its main office and place of business at MGM Plaza, 2450 Broadway, Suite 550, Santa Monica, California, 90404 (hereinafter referred to as "DDD USA") of the first part

- and -

VIDEO APPLICATIONS INC a company incorporated in __________ and having its main office and place of business at 14791 Myford Road, Tustin, California, 92780 (hereinafter referred to as "VAI") of the second part

WHEREAS

A. DDD USA holds license rights from Dynamic Digital Depth Australia Pty Ltd in relation to technology which is under development by Dynamic Digital Depth Research Pty Ltd comprising techniques, hardware and software for both real time and non-realtime reprocessing of film and video stock from 2D to 3D ("the Technology").

B. The rights held by DDD USA in relation to the Technology include the rights to intellectual property comprised in or related to the Technology, including without limitation patents, patent applications, data, designs, techniques, concepts, test results, drawings, know-how, software, algorithms and trade and other secrets relating to the design, development, use, operation and production of the Technology ("the Intellectual Property").

C. Those parts of the Intellectual Property as are not in the public domain comprise confidential proprietary information of DDD USA.

D. VAI is a research development and production company currently involved in producing and staging Corporate Promotional Events and Broadcast and Interactive Theatrical Events including with the use of VAI's proprietary electronic projection equipment, ("the VAI Business").

                                       2.

E. VAI wishes to investigate the feasibility of commercializing the Technology, or parts of it, as part of the VAI Business with a view to entering into an agreement with DDD USA for an ongoing license to utilize the Technology and the Intellectual Property in the course of the VAI Business, a joint venture agreement or other commercial agreement relating to the Technology ("the Commercial Agreement") and to this end VAI wishes to:

         (i) obtain access to relevant parts of the Confidential Information with respect to the Technology;

         (ii) engage in an investigation, during a period of up to 120 days, unless extended per paragraph 3, into the feasibility of application of the Technology in the VAI Business (the "Due Diligence").

         (iii) obtain the assistance of DDD USA with respect to the Due Diligence including to make available to VAI in confidence the software and hardware comprised in the Technology as it is developed and becomes available.

G. DDD USA has agreed, subject to the terms herein, to assist VAI, in the manner specified herein with respect to the Due Diligence.

                                       3.

THEREFORE IT IS AGREED THAT:

1.       The recitals hereto are made a part of this agreement.

2.       DEFINITIONS

         2.1      "Confidential Information" means:

                  2.1.1 any information disclosed by DDD to VAI pursuant to this agreement not being in the public domain at the time of disclosure and which is in written, graphic, machine readable, or other tangible form and is marked "confidential", "proprietary" or in some other manner to indicate that it has been disclosed in confidence;

                  2.1.2 oral information disclosed by DDD to VAI pursuant to this agreement, provided that such information is not in the public domain at the time of disclosure and is designated as confidential at the time of disclosure and is reduced to writing by DDD within 60 days of its oral disclosure and such writing is marked in a manner to indicate its confidential nature and delivered to VAI;

                  2.1.3 all other information relating to the Technology arising for the first time from the Due Diligence, including test results.

         2.2      2.2.1    However, information disclosed by DDD hereunder
                           shall not be Confidential Information if VAI demonstrates that such information is:

                           (a) already known to VAI at the time of receipt from DDD;

                           (b) already public at the time of receipt or thereafter becomes public through no breach of this Agreement by VAI;

                           (c) obtained by VAI from a third party, which third party, by disclosing the information to VAI, did not breach an obligation of confidentiality incurred vis-a-vis DDD;

                                       4.

                           (d) disclosed by DDD itself to a third party without restriction on disclosure.

                  2.2.2 Exclusivity shall be granted to VAI in North America for the duration of this agreement and subject to the terms of this agreement in the following areas of business:

                           (a) "Corporate Promotional Events" which means business theater presentations, conventions, trade show exhibits, point of purchase displays, sales training, technical training, product demonstrations, product promotion, motivation, annual meetings.

                           (b) "Broadcast and Interactive Theatrical Events" which means live and pre-recorded sporting events, music concerts and interactive video games displayed on theater screens using digital or electronic projectors.

         2.3      "DDD" means the Dynamic Digital Depth group of companies.

         2.4 Notwithstanding the foregoing the exclusivity granted above to VAI excludes:

                  2.4.1

                                    70 mm, 65mm and 35mm film and HD video or HD
                                    CGI or any combination of the foregoing and which is intended for the following applications and venues:

                           2.4.1.1  edutainment motion simulators
                           2.4.1.2  theme parks
                           2.4.1.3  destination theaters
                           2.4.1.4  museum theaters
                           2.4.1.5  expositions
                           2.4.1.6  worlds fairs

                  2.4.2 Sub- HD video, sub-HD CGI, sub-HD ride films and sub-HD simulators, as applied to applications and venues in clause 2.4.1.

                                       5.

                  2.4.3 Products for broadcast transmission, excluding closed circuit.

                  2.4.4 Interactive entertainment software (eg arcade and consumer video game applications).

                  2.4.5             Consumer pre-recorded media,

                  2.4.6 Products for retail motion picture theatrical distribution.

         2.5      "2D" means images viewable in two dimensions.

         2.6      "3D" means images viewable in three dimensions.


                                       6.

         CO-OPERATION AND NEGOTIATION


3. During the period of 120 days unless extended as set forth below commencing to run from the date of execution of this agreement ("the Term") and in consideration of receipt by DDD USA of the Fee specified in clause 14.1 DDD USA will in co-operation with VAI assist with the Due Diligence in the manner specified in clauses 4 to 6 herein and will not enter into negotiations with other parties in the areas of business set out in clause 2.2.2. At VAI's sole option, said Term shall be extended for 60 days in exchange for the payment of the Extension Fee as set forth in paragraph 14.2.

4. DDD USA undertakes to supply to VAI ONE (1) of each item of software and hardware comprised in the Technology as and when each such item has been developed by DDD to a stage that DDD USA considers it, or them together, suitable for prototype release for evaluation purposes ("the Prototype Components").

5. The Prototype Components will be delivered by DDD USA to VAI at VAI's premises in Tustin, CA at VAI's expense with respect to freight and insurance. DDD USA shall notify VAI immediately any Prototype Components are ready for delivery and it shall be the responsibility of VAI to pay the shipping company the freight charge, or to reimburse DDD USA for same, and to insure the Prototype Components to their full value as specified by DDD USA.

6. DDD USA will supply to VAI in confidence an operating manual for the Prototype Components.

7. Ownership of the hardware and software comprised in the Prototype Components and all Intellectual Property Rights comprised in or related to the hardware and software comprising the Prototype Components shall upon delivery to VAI remain the property of DDD USA.

8. VAI shall upon request from time to time make available to DDD USA full access to all results of the Evaluation Program as they pertain to the Technology. For the avoidance of doubt, it is agreed that VAI shall be under no obligation to give to DDD USA access to any information pertaining to any VAI componentry or equipment with which the Prototype Components are tested or used.

                                       7.

9. Upon expiration of the Term then unless a Commercial Agreement has by then been executed by DDD USA and VAI and provides to the contrary, VAI shall at its expense deliver up to DDD USA at DDD USA's premises in Santa Monica, California all Confidential Information in whatever medium it is recorded and all Prototype Components.

10. DDD USA and VAI will during the Term negotiate in good faith with a view to concluding a Commercial Agreement. It is expressly agreed that neither DDD USA nor VAI is under any obligation to enter into a Commercial Agreement but VAI shall have the first right of refusal to enter into a Commercial Agreement with DDD for a period of 60 days following the expiration of this memorandum of understanding.

11. VAI will during the Term use its best endeavors to develop for submission to DDD USA business plans for the commercial application of the Technology within each area comprised in Corporate Promotional Events.

12. VAI will during the Term allow DDD reasonable access, free of charge, to use VAI's projection and screening facilities.

13. DDD USA and VAI will during the Term use best endeavors to agree a basis for the parties to cooperate in funding and producing some high quality presentation material, for the joint use of DDD and VAI for promotional purposes, showcasing the features and benefits of the Technology (the "Presentation Material").

14.      REMUNERATION


         14.1 A payment of US$xxxxxxx (the "Fee") payable to DDD USA by VAI on execution of this Agreement.

         14.2 An optional extension fee of US$xxxxxxx (the "Extension Fee") for an additional 60 days payable to DDD USA by VAI as set forth in paragraph 3.

                                       8.

         14.3 All funds advanced are to be credited against future license fees. Payment of the Fee by VAI to DDD USA will be by way of telegraphic transfer to DDD USA's bank account as follows:

                  Dynamic Digital Depth USA Inc
                  xxxxxxxxxxxxxxxxxxx
                  Account No. xxxxxxxxxxxxxxxxxx

15.      CONFIDENTIALITY AND LIMITATION ON USE

         To the extent that VAI is provided with:

         15.1     access to the Confidential Information;

         15.2     permission to engage in the Due Diligence;

         15.3     access to the Prototype Components;

         VAI acknowledges that:

         15.4 the access and permission is provided solely for the purpose of the Due Diligence;

         15.5 no right to manufacture or sell the Technology, the Confidential Information, and any product arising wholly or partly directly or indirectly therefrom, is conferred upon VAI by this Agreement;

         15.6 no right to use the Prototype Components and the Intellectual Property other than for the purposes of the in-house confidential Due Diligence by VAI; and

         15.7 VAI must only use the Confidential Information and the Prototype Components for the purpose of the Due Diligence;

                                       9.

         15.8 disclosure by VAI of the Confidential Information and any aspect of the technology involved in the Technology to any third party may only occur with the prior written consent of DDD USA;

         15.9 demonstration by VAI to its customers and potential customers of Presentation Material created or modified using the Technology may occur provided that no disclosure of Confidential Information is thereby made and provided further that the prior written consent of DDD USA is obtained.

         15.10    VAI shall sign a DDD Confidentiality Agreement.

16. Upon termination of this agreement the obligations imposed upon VAI by this Agreement to respect and protect the confidentiality of the Confidential Information shall survive termination and remain in full force and effect.

17.      ACKNOWLEDGMENTS AND WARRANTIES

         17.1 Except as set forth in this Clause 17, THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO THE TECHNOLOGIES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         17.1 The Prototype Components to be made available by DDD USA to VAI pursuant to this Agreement are intended for prototype engineering evaluation only and will not have been subjected to production release processes. While DDD USA shall take reasonable care in producing the Prototype Components no warranty as to fitness for VAI's purposes is given by, or imposed upon, DDD USA;

         17.2 DDD USA is not liable for any damages in connection with the provision to VAI of the Prototype Components including without limitation any loss of profit, loss of use, loss of goodwill, work stoppage, equipment failure or malfunction, interruption of business, direct, indirect, special, exemplary, incidental or consequential damages in connection therewith or

                                      10.

                  relating to or arising out of the Evaluation.

         17.4 DDD USA warrants that each of the patents and patent applications listed in the schedule is an asset of DDD in good standing and, where appropriate, enforceable.

         17.5 Except as otherwise disclosed in writing to VAI, DDD USA warrants and represents that to the best of its knowledge:

                  17.5.1   the Technology is unique; and

                  17.5.2 no process or product currently exists or is in development that has cost effective performance and quality equivalent to or better than that of the Technology.
18.      MISCELLANEOUS

         18.1 No right created by this agreement is waived unless the waiver is in writing by the party granting the waiver.

         18.2 This Agreement shall be construed in accordance with and governed by the laws of the State of California, as if entirely performed therein and without reference to its conflict of law provisions.

         18.3 Any amendments to this agreement must be made in writing and signed by both parties.

         18.4 The terms of this agreement, specify the entire understanding between the parties.

         18.5 The interests and rights of either party in and to this agreement cannot be assigned without the prior written consent of the other party.

                                      11.

                                    SCHEDULE
PATENTS & PATENT APPLICATIONS

------------------------------------------------------------------------------------------------------------------
  APPLICATION NUMBERS                  INVENTION NAME                      STATUS                   PRIORITY DATE
------------------------------------------------------------------------------------------------------------------
PCT WO 94/25899           3D Stereoscopic Display Unit               Registered   -   USA           4 May 1993
                                                                     Registered   -   Australia
                                                                                  -
                                                                     Singapore
------------------------------------------------------------------------------------------------------------------
PCT/AU95/00843            Head Tracking Unit                         Pending PCT                    13 Dec 1994


------------------------------------------------------------------------------------------------------------------
PCT/AU97/00353            Video Display System (Multiviewer)         Pending PCT                     4 June 1996


------------------------------------------------------------------------------------------------------------------
PCT/AU96/00820            Dynamic Depth Cueing (DDC)                 Pending PCT                    22 Dec 1995
US 102,247                (2D to 3D Conversion - Offline - 3D
                          Camera - 2D Compatible 3D Transmission)
------------------------------------------------------------------------------------------------------------------
PCT/AU98/00716            Image Processing Method & Apparatus (2D    Pending PCT                     2 Sept 1997
                          to 3D Conversion Realtime) (DDC Layers)

------------------------------------------------------------------------------------------------------------------
PCT/AU98/01005            DDC / 2                                    Pending PCT                     2 Dec 1997
                          Improvements to PCT/AU96/00820
                          Improvements to PCT/AU98/00716
------------------------------------------------------------------------------------------------------------------
PCT/AU98/00969            Eye Tracking Apparatus                     Pending PCT                     21 Nov 1997


------------------------------------------------------------------------------------------------------------------
PO4567                    Panorama Sidefield Dimensional Image       Suspended
                          System (3D Camera Adaptor)

------------------------------------------------------------------------------------------------------------------
PCT/AU/00028              Method & Apparatus for Producing           Pending PCT                    22 Jan 1997
                          Stereoscopic Images (3D Glasses)

------------------------------------------------------------------------------------------------------------------
PO6373                    Multiple Viewer Video Display System (2D   Suspended
                          Multiviewer)

------------------------------------------------------------------------------------------------------------------
PP7275                    Teleconferencing System                    Provisional                    Dec 1998


------------------------------------------------------------------------------------------------------------------


                                      12.

IN WITNESS HEREOF, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT ON THE DAY AND YEAR FIRST HEREINBEFORE MENTIONED.




SIGNED on behalf of
DYNAMIC DIGITAL DEPTH USA INC by

-----------------------------------
being duly authorised by the
Company to do so


-----------------------------------





SIGNED on behalf of
VIDEO APPLICATIONS INC by

-----------------------------------
being duly authorised by the
Company to do so


-----------------------------------


                                      13.